As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Five Below, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	5331	75-3000378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth R. Bull

Chief Financial Officer

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Abelson, Esq. John P. Duke, Esq. Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 (215) 981-4000	Robert E. Buckholz, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☒ 333-186043

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,150,000	$35.65	$40,997,500	$5,593.00

(1)	The 1,150,000 amount of securities to be registered under this Registration Statement is in addition to the 11,862,250 shares registered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-186043), as amended, which registration statement was declared effective by the Securities and Exchange Commission on January 29, 2013, for which a registration fee of $55,595 was already paid. Includes shares that may be purchased by the underwriters to cover the underwriters’ option to purchase additional shares of the Registrant’s common stock from the selling shareholders at the public offering price less the underwriters’ discount.
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933. Based on the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Five Below, Inc. (the “Registrant”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction V to Form S-1 solely to register an additional 1,150,000 shares of the Registrant’s common stock, par value $0.01 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s registration statement on Form S-1, as amended (File No. 333-186043), originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2013 and declared effective by the Commission on January 29, 2013, including all exhibits thereto and all information incorporated by reference therein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 29th day of January, 2013.

FIVE BELOW, INC.

By:	/s/ David Schlessinger
Name: David Schlessinger
Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Schlessinger David Schlessinger	Executive Chairman	January 29, 2013
* Thomas Vellios	President, Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2013
* Kenneth R. Bull	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2013
* Steven Collins	Director	January 29, 2013
* Andrew Crawford	Director	January 29, 2013
* David Mussafer	Director	January 29, 2013
* Howard Ross	Director	January 29, 2013
* Thomas Ryan	Director	January 29, 2013
* Ronald Sargent	Director	January 29, 2013

* /s/ David Schlessinger
Name: David Schlessinger
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-186043) filed on January 15, 2013)